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                                                                     Exhibit 8.4

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT is made and entered into as of the ___ day of June, 2003, by and among American Century Investment Management, Inc. (the "Adviser"), a Delaware corporation, and Federal Kemper Life Assurance Company (the "Insurance Company"), an Illinois corporation, on its own behalf and on behalf of each of its segregated asset accounts set forth on Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as an "Account").

     WHEREAS, the Adviser serves as investment adviser to American Century Variable Portfolios, Inc. (the "Investment Company") an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the offering of its shares is registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the common stock of the Investment Company is divided into several series and classes of shares, each designated a "Fund" and representing an interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Investment Company was organized to act as the investment vehicle for variable annuity and variable life insurance contracts offered by separate accounts of insurance companies which have entered into participation agreements with the Investment Company substantially identical to this Agreement ("Participating Insurance Companies"); and

     WHEREAS, the Investment Company has obtained an order from the Securities and Exchange Commission (the "SEC") dated March 22, 1988 (File No. 812-6937), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e- 3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Investment Company to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Insurance Company has registered or will register under the 1933 Act the variable annuity and variable life insurance contracts under which the Funds are to be made available as investment vehicles (the "Contracts"); and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

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     WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares of the Funds at net asset value on behalf of each Account to fund the Contracts;

     NOW, THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

                         ARTICLE I. Sale of Fund Shares

     1.1. For purposes of this Article I, the Insurance Company shall be the Investment Company's agent for receipt of purchase and redemption orders from the Accounts and receipt by the Insurance Company shall constitute receipt by the Investment Company; provided that the Investment Company receives notice of such orders by 9:00 a.m., Eastern Time, on the next following Business Day. In this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Investment Company calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Adviser agrees to cause the Investment Company to sell to the Insurance Company those shares of the Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Investment Company or its agent of the orders. The Adviser will cause the Investment Company to make its shares available for purchase by the Insurance Company at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Investment Company calculates its Funds' net asset values pursuant to rules of the SEC. The Investment Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the directors of the Investment Company may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Investment Company acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

     1.3. The Adviser agrees that the shares of the Investment Company will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

     1.4. The Investment Company agrees to redeem for cash, at the Insurance Company's request, any full or fractional shares of the Investment Company held by an Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Investment Company or its agent of the request for redemption.

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     1.5.  The Insurance Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Investment Company in accordance with the provisions of that prospectus.

     1.6. With respect to payment of the purchase price by the Insurance Company and of redemption proceeds by the Investment Company, the Insurance Company and the Investment Company shall net all purchase and redemption orders on a given Business Day and shall transmit one net payment for all of the Funds. Payment for net purchases shall be in federal funds transmitted by wire and shall by initiated by insurance Company's bank prior to 4:00 p.m., Eastern Time and received by the Investment Company prior to 6:00 p.m. Eastern Time, on the next Business Day after receipt by the Investment Company or its agent of the purchase order. If payment in federal funds for any redemption is not received or is received by the Insurance Company after the close of business on such Business Day, the Investment Company shall promptly upon the Insurance Company's request reimburse the Insurance Company for any charges, costs, fees, interest or other expenses incurred by the Insurance Company as a result of portfolio transactions effected by the Insurance Company based upon such redemption request. Payments for net redemption transactions shall be made by wire transfer by the Funds to the accounts designated by the Insurance Company on the Next Business Day after receipt by the Funds of the redemption order; provided, however, the Funds reserve the right to settle redemption transactions within the time period set forth in the application Fund's then-current prospectus.

     1.7. For the purpose of Section 2.9, upon receipt by the Investment Company of the federal funds wired as payment for net purchase orders, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Investment Company.

     1.8. Issuance and transfer of the Investment Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Investment Company will be recorded in an appropriate title for each Account.

     1.9. The Adviser (or one of its affiliates) shall furnish advance notice, as practicable, but at the latest same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any dividend or capital gain distribution payable on the Funds' shares. The Insurance Company hereby elects to receive all dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Adviser shall shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

     1.10. The Adviser (or on of its affilates) shall make the daily closing net asset value, dividend and capital gain information for each Fund available on a per share basis to the Insurance Company as soon as reasonably practical after the information is calculated and shall use its best efforts to make the information available by 6:00 p.m., Eastern Time, on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to the Insurance Company. Non-

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material errors will be corrected in the next Business Day's net asset value for the Fund in question. In the event any adjustment is required to correct any error in the computation of the net asset value of a Fund's shares at the shareholder level as a result of a pricing error that is deemed to be material under the pricing policy of the Fund's Board of Directors or which Adviser otherwise deems necessary to correct at the shareholder level, Adviser shall reimburse the Insurance Company for its reasonable out-of-pocket expenses, not including overtime wages, in correcting such accounts.

             ARTICLE II. Representations, Warranties, and Agreements

     2.1. The Insurance Company represents, warrants and agrees that (i) the offerings of the Contracts are or will be registered under the 1933 Act, (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and (iii) the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Illinois Insurance Code and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for the Contracts.

     2.2. The Insurance Company represents that the Contracts are currently treated as annuity, endowment, or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and warrants and agrees that (i) it will make every effort to maintain such treatment and (ii) it will notify the Investment Company and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.3. The Insurance Company represents and warrants that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Insurance Company, enforceable in accordance with its terms; (ii) each Contract provides for the allocation of net amounts received by the Company to an Account for investment in shares of one or more specified insurance companies; (iii) selection of a particular investment company is made by the Contract Owner under a particular Contract, who may change such selection from time to time; and (iv) the activities of the Insurance Company contemplated herein comply in all mater respects with all provisions of federal and state securities laws applicable to such activities.

     2.4. The Adviser warrants and agrees that shares of the Investment Company sold pursuant to this Agreement are registered and authorized in accordance with all applicable federal and state securities laws, and that the Investment Company is and shall remain registered under the 1940 Act. The Investment Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Investment Company or the Adviser.

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     2.5. The Adviser represents that the Investment Company is lawfully organized and validly existing under the laws of the State of Maryland and represents, warrants and agrees that it does and will comply in all material respects with the 1940 Act.

     2.6. The Adviser represents that the Investment Company is currently qualified as a regulated investment company under Subchapter M of the Code and warrants and agrees that (i) it will make all reasonable efforts to maintain its qualification (under Subchapter M or any successor or similar provision) and
(ii) it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.7. The Adviser makes no representation or warranty as to whether any aspect of its operation or those of the Investment Company (including, but not limited to, fees and expenses and investment policies) complies or will comply with the insurance laws or regulations of the various states.

     2.8. The Adviser represents that it is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Investment Company in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

     2.9. The Adviser represents and warrants that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act dealing with the money and/or securities of the Investment Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                               ARTICLE III. Voting

     3.1. If and to the extent required by law, the Insurance Company shall:

     (a)  solicit voting instructions from Contract owners;

     (b) vote Investment Company shares in accordance with instructions received from Contract owners; and

     (c) vote Investment Company shares for which no instructions have been received in the same proportion as Investment Company shares of that Fund for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Investment Company shares held in any segregated asset account in its own right, to

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the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Investment Company calculates voting privileges in a manner consistent with the provisions set forth above.

        ARTICLE IV. Disclosure Documents, Sales Material, and Information

     4.1. The Adviser or one of its affiliates shall provide, at its expense, the Insurance Company with as many copies of the Investment Company's current prospectus, and any amendment or supplement thereto, as the Insurance Company may reasonably request provided, however, that if at any time the Adviser or its agents reasonably deems the usage of by the Insurance Company of such items to be excessive, it may request the Insurance Company demonstrate the reasonableness of such usage. If the Adviser believes the reasonableness of such usage has not been adequately shown, it may request the Insurance Company pay the cost of printing (including press time) and delivery of any excess copies of such materials. Unless the Insurance Company agrees to make such payments, the Adviser may refuse to supply such additional materials and will be in compliance with Section 4.1.if it delivers the number as may be required under applicable law. If requested by the Insurance Company in lieu thereof, the Investment Company or Adviser shall provide such documentation, at its expense, including a final copy of the prospectus as set in type in a form suitable for printing or in camera-ready copy, and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Investment Company is amended) to have the prospectus for the Contracts and the Investment Company's prospectus printed together in one document.

     4.2. The Investment Company's prospectus shall state that the statement of additional information for the Investment Company is available from the Investment Company, and the Investment Company or Adviser shall print and provide, at its expense, the statement of additional information, and any amendment or supplement thereto, free of charge to the Insurance Company and to any Contract owner or prospective owner who requests the statement of additional information.

     4.3. The Adviser (or one of its affiliates) shall provide, at its expense, the Insurance Company with copies of its proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Insurance Company shall reasonably require for distribution to Contract owners subject to the provisions set forth in Section 4.1 above. If requested by the Insurance Company in lieu thereof, the Investment Company or Adviser shall provide such documentation, at its expense, including a final copy of its proxy material, reports to shareholders and other communications to shareholders as set in type in a form suitable for printing or in camera-ready copy, and other assistance as is reasonably necessary in order for the Insurance Company to print such shareholder communications for distribution to Contract owners.

     4.4. The Adviser (or one of its affiliates) shall provide the materials described in Sections 4.1-4.3 to the Insurance Company as soon as reasonably praticable. The cost of any distribution of prospectuses, periodic final reports or other materials described above to the

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Contract owners shall be paid by the Company and shall not be the responsibility of the Adviser or the Investment Company.

     4.5.(a) The Adviser (or one of its affiliates) shall provide the Insurance Company with as much notice prior to filing as is reasonably practicable of any proxy solicitation for any Fund, including any shareholder proposal, and of any material change in the Investment Company's registration statement, particularly any change affecting the registration statement for any Contract. The Investment Company and the Adviser will cooperate with the Insurance Company so as to enable it to solicit voting instructions from Contract owners and/or to make changes to a Contract's registration statement in an orderly manner.

     4.5.(b) The Insurance Company shall provide pass-through voting privileges to all Contract Owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Insurance Company to assure that it and the separate accounts of the other Participating Companies participating in the Fund calculate voting privileges in a consistent manner.

     4.5.(c) The Insurance Company will distribute to Contract owners all proxy materials furnished by the Adviser and will votes shares in accordance with instructions received from such Contract owners. The Insurance Company shall vote Fund shares for which no voting instructions are received in the same proportion as shares for which such instructions have been received. The Insurance Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held by such Contract Owners.

     4.5.(d) Notwithstanding any other provision of this Participation Agreement, Adviser agrees to reimburse Insurance Company or pay directly (through a mailing agent) for costs related to printing, mailing and tabulation of any proxy initiated by the Adviser or Investment Company.

     4.6. The Insurance Company shall furnish, or shall cause to be furnished, to the Investment Company or its designee, each piece of sales literature and other promotional material in which the Investment Company or the Adviser is named at least fifteen calendar days prior to its use. No such material shall be used if the Adviser or its designee reasonably objects to such use within a reasonable period after receipt of such material, unless the Insurance Company makes such changes as the Adviser may require.

     4.7. The Insurance Company shall not give any information or make any representation or statement on behalf of the Investment Company or concerning the Investment Company in connection with the sale of the Contracts other than the information or representations contained in the Investment Company's registration statement, prospectus or statement of additional information, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Investment Company, or in sales literature and other promotional material approved by the Adviser or its designee or by the Adviser, except with the permission of the Investment Company or the Adviser. The Investment Company and the Adviser agree to respond to any

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request for approval as soon as is reasonably practicable and agree not to unreasonably withhold such approval.

     4.8. The Adviser or its designee, shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature and other promotional material in which the Insurance Company or any Account or Contract is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee reasonably objects to such use within a reasonable period after receipt of that material.

     4.9. Neither the Investment Company nor the Adviser shall give any information or make any representation or statement on behalf of the Insurance Company or concerning the Insurance Company, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature and other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company. The Insurance Company agrees to respond to any request for approval as soon as is reasonably practicable and agrees not to unreasonably withhold such approval.

     4.10. The Adviser will provide or cause to be provided to the Insurance Company at least one complete copy of each prospectus, statement of additional information, report, proxy statement, and any amendment to any of the above, that relates to the Investment Company or its shares.

     4.11. The Insurance Company will provide to the Investment Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Accounts and the Funds.

     4.12. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1933 Act, the 1934 Act, or the 1940 Act.

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     4.13. In addition, at the request of the Insurance Company, the Adviser shall provide the Insurance Company electronic versions of the documents referenced in the registration statements in one of the following formats:
EDGAR, TXT (text file), DOC (Word Document) or RFT (Rich Text).

     4.14. At the request of any party to this Agreement, each other party will make available to the requesting party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

                          ARTICLE V. Fees and Expenses

     5.1. Neither the Investment Company nor the Adviser shall pay a fee or other compensation to the Insurance Company under this Agreement, except as set forth in Section 5.4.

     5.2. All expenses incident to performance by the Investment Company under this Agreement shall be paid by the Investment Company. The Investment Company shall bear the cost of registration and qualification of the Investment Company's shares, preparation and filing of the Investment Company's prospectus, statement of additional information, registration statement, proxy materials and reports, setting in type and printing the prospectus if providing printed copies to Insurance Company, proxy materials and reports to shareholders, preparation of all statements and notices required by any federal and state law, and all taxes on the issuance or transfer of the Investment Company's shares.

     5.3. The Insurance Company shall bear the cost of registration and qualification of the Accounts and the Contracts, preparation and filing of the Contracts' prospectuses and registration statements, and printing and distributing to Contract owners and prospective owners the Contract prospectuses. The Insurance Company shall bear the cost of distributing to prospective owners of the Contracts the Investment Company's prospectus, proxy materials, reports and other shareholder communications.

     5.4. The Insurance Company bears the responsibility and correlative expense for administrative and support services for Contract owners. The Adviser recognizes the Insurance Company as the sole shareholder of shares of the Investment Company issued under this Agreement. The Adviser further recognizes that the Investment Company will derive a substantial administrative convenience by virtue of having the Insurance Company as the sole shareholder of the shares issued under this Agreement rather than multiple shareholders having record of ownership of such shares. The administrative and other services are set forth in Schedule B hereto. In consideration of the savings resulting from such arrangement, and to compensate the Insurance Company for its costs, the Adviser agrees to pay to the Insurance Company an amount computed daily and paid quarterly in arrears equal to 25 basis points (0.25%) per annum of the average aggregate amount invested in all available Class I shares of the Funds and 10 basis points (0.10%) per annum of the average aggregate amount invested in Class II shares of the VP Value Fund and VP Income and Growth Fund by the Insurance Company in the Investment Company under this Agreement. The Adviser will calculate and pay the Insurance Company its administrative service fee within thirty (30) days after the end of each

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calendar quarter. The parties agree that such payments are for administrative services and investor support services, and do not constitute payment for investment advisory, distribution or other services. Payment of such amounts by the Adviser shall not increase the fees paid by the Investment Company or its shareholders.

     5.5. In consideration of performance of the Distribution Services specified on Schedule C attached hereto by the Insurance Company, the Adviser agrees to pay to the Insurance Company a fee (the "Distribution Fee") in an amount computed daily and paid quarterly in arrears equal to 25 basis points (0.25%) per annum of the average aggregate amount invested in Class II shares of the VP Value Fund and the VP Income & Growth Fund by the Insurance Company, under this Agreement. The Adviser will calculate and pay the Insurance Company its Distribution Fee within thirty (30) days after the end of each calendar quarter. The parties agree that such payment does not constitute payment for investment advisory or administrative services. Payment of such amounts by Adviser shall not increase the fees paid by the Investment Company or its shareholders.

                           ARTICLE VI. Diversification

     6.1. The Adviser represents that the Investment Company will comply with the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and any amendments or other modifications to that section or regulation at all times necessary to satisfy those requirements. The Investment Company will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify and to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. Potential Conflicts

     7.1. The directors of the Investment Company will monitor the Investment Company for the existence of any material irreconcilable conflict among the interests of the variable contract owners of all separate accounts investing in the Funds of the Investment Company. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The directors of the Investment Company shall promptly inform the Insurance Company if they determine that a material irreconcilable conflict exists and the implications thereof. The directors of the Investment Company shall have sole authority to determine whether a material irreconcilable conflict exists and their determination shall be binding upon the Insurance Company.

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     7.2. The Insurance Company and the Adviser each will report any potential or existing conflicts of which it is aware to the directors of the Investment Company. The Insurance Company and the Adviser each will assist the directors of the Investment Company in carrying out their responsibilities under this Article VII and under the Mixed and Shared Funding Exemptive Order by providing the directors of the Investment Company with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the directors of the Investment Company whenever Contract owner voting instructions are disregarded. These responsibilities shall be carried out by the Insurance Company with a view only to the interests of the Contract owners and by the Adviser with a view to the interests of all contract owners.

     7.3. If it is determined by a majority of the Directors of the Investment Company, or a majority of the Directors who are not interested persons of the Investment Company, any of its [Portfolios/Funds], or the Adviser (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Investment Company or any Fund and reinvesting those assets in a different investment medium, including, but not limited to, another Fund of the Investment Company, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the SEC in connection therewith.

     7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Investment Company's election, to withdraw the affected Account's investment in the Investment Company and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Investment Company and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors.

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     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Investment Company be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Directors of the Investment Company determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Insurance Company will withdraw the Account's investment in the Investment Company and terminate this Agreement.

                          ARTICLE VIII. Indemnification

     8.1. Indemnification by the Insurance Company

     8.1(a). The Insurance Company agrees to indemnify and hold harmless the Investment Company, the Adviser, each of their directors, trustees, officers, employees or agents, and each person, if any, who controls the Investment Company or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or expenses (including legal and other expenses) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) are related to the sale, acquisition, or redemption of the Investment Company's shares or the Contracts and:

             (i) arise out of or are based upon any untrue statements of any material fact contained in the registration statement or prospectus for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Investment Company for use in the registration statement or prospectus for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company shares;

             (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Investment Company not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance

     Company or persons under its control, with respect to the sale or distribution of the Contracts or Investment Company shares;

          (iii) arise out of any untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Investment Company or any amendment or supplement thereto or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Investment Company by or on behalf of the Insurance Company;

          (iv) result from any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). The Insurance Company shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Investment Company, whichever is applicable.

     8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof

(except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Investment Company's shares or the Contracts or the operation of the Investment Company.

     8.2. Indemnification by the Adviser

     8.2(a). The Adviser agrees to indemnify and hold harmless the Insurance Company, each of its directors, officers, employees or agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or expenses (including legal and other expenses) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses (or actions in respect thereof) are related to the sale, acquisition, or redemption of the Investment Company's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement of any material fact contained in the registration statement or prospectus of the Investment Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Investment Company by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Investment Company (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company shares;

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Investment Company, the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Investment Company shares;

          (iii) arise out of any untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Investment Company;

          (iv) result from any failure by the Investment Company or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements of Section 817(h) of the Code and the rules and regulations thereunder); or

          (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company or an Account, whichever is applicable.

     8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Adviser of its obligations hereunder except to the extent that the Adviser has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Adviser, the Adviser shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Adviser be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Adviser to the Indemnified Party of the Adviser's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). The Insurance Company agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts (except that in no event shall the Investment Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Investment Company to the Indemnified Party of the Investment Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Investment Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

                           ARTICLE IX. Applicable Law

     9.1. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act, 1940 Act, and Investment Advisers Act of 1940, and the rules, regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations that the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

                 ARTICLE X. Additional Covenants and Agreements

     10.1. Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement. All obligations of each party under this Agreement are subject to compliance with applicable federal and state laws.

     10.2. Each party shall promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

     10.3. The Insurance Company covenants and agrees that all orders accepted and transmitted by it hereunder with respect to each Account on any Business Day will be based upon instructions that it received from the Contract owners, in proper form prior to the close of trading of the New York Stock Exchange on that Business Day. The Insurance Company shall time stamp all orders or otherwise maintain records that will enable the Company to demonstrate compliance with this section.

     10.4. The Insurance Company covenants and agrees that all orders transmitted to the Investment Company shall be sent by or under the authority or direction of a person designated by the Insurance Company as being duly authorized to act on behalf of the owner of the Accounts. The Adviser shall be entitled to rely on the existence of such authority and to assume that any person transmitting orders for purchase, redemption or transfer of Fund shares on behalf of the Insurance Company is "an appropriate person" as used in Section 8-107 and 8-401 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. The Insurance Company further agrees to be responsible for the accuracy, propriety and consequences of all data transmitted to the Adviser by the Company by telephone, telecopy or other electronic transmission acceptable to the Adviser.

     10.5. The Insurance Company agrees that, to the extent it is able to do so, it will use its best efforts to give equal emphasis and promotion to shares of the Fun that is given to other underlying investments of the Accounts, subject to applicable SEC rules. In addition, the Insurance Company shall not impose any fee, condition or requirement for the use of the Funds as investment options for the Contracts that operates to the specific prejudice of the Funds vis-a-vis the other investment media made available for the Contracts by the Insurance Company.

                             ARTICLE XI. Termination

     11.1. This Agreement shall terminate:

          (a) at the option of any party upon six months' advance written notice to the other parties or on 60 days' written notice pursuant to a vote of a majority of the outstanding securities of the Fund; or

          (b) at the option of the Insurance Company to the extent that shares of a Fund are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided, however, that such termination shall apply only to the Fund(s) not reasonably available; or

          (c) at the option of the Adviser in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the SEC, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Investment Company's shares, provided, however, that the Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

          (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Investment Company or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Investment Company or the Adviser to perform its obligations under this Agreement; or

          (e) at the option of the Insurance Company, with respect to any Account, upon receipt of any necessary approval and/or the vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares i n accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days prior written notice to the Investment Company of the date of any proposed vote to replace the Investment Company's shares; or

          (f) at the option of the Insurance Company in the event any of the Investment Company's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

          (g) at the option of the Insurance Company if the Investment Company ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Investment Company may fail to so qualify; or

          (h) at the option of the Insurance Company if the Investment Company fails to meet the diversification requirements specified in Section 817(h) of the Code and the rules and regulations thereunder; or

          (i) at the option of the Adviser if (1) the Adviser, shall determine, in its sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Investment Company or the Adviser, (2) the Adviser shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Adviser shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination; or

          (j) at the option of the Insurance Company if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Investment Company or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Adviser in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Investment Company and/or the Adviser and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination; or

          (k) at the option of any party hereto upon another party's breach of a material provision of this Agreement, said termination to be effective ten days after receipt of notice unless the breach is cured to the satisfaction of the party giving notice within such ten-day period; or

          (l) at the option of the Adviser if, in the Adviser's judgment, declining to accept any additional instructions for the purchase or sale of shares of any Fund is warranted by market, economic or political conditions; or

          (m) by a vote of a majority of the independent directors; or

          (n) upon assignment by either party.

     11.2. No termination of this Agreement shall be effective (with the exception of a termination under Section 11.1(l)) unless and until the party terminating this Agreement gives the written notice specified below to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination:

          (a) in the event that any termination is based upon the provisions of
     Article VII or of Section 11.1(a), 11.1(i), 11.1(j), or 11.1(k) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

          (b) in the event of any other termination under Section 11.1 of this Agreement, the effective date of termination shall be upon the delivery and receipt of prompt written notice.

     11.3. Notwithstanding any termination of this Agreement pursuant to Section 11.1, for so long as the Investment Company continues to exist the Investment Company and the Adviser shall at the option of the Insurance Company continue to make available additional shares of the

Investment Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Investment Company, redeem investments in the Investment Company and/or invest in the Investment Company upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.4 shall not apply to any termination under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

     11.4. The provisions of Article VIII shall survive any termination of this Agreement.

     11.5. Following termination, the Adviser shall not have any payment obligation to the Insurance Company (except for payment obligations accorded but not yet paid as of the termination date).

                              ARTICLE XII. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

     If to the Investment Company or the Adviser:

          American Century Investment Management, Inc.
          4500 Main Street
          Kansas City, Missouri  64111
          Attn: Walter R. Randall, Esq.
          (p) 816/340-7797
          (f) 816/340-4964


     If to the Insurance Company:

          Federal Kemper Life Assurance Company
          1600 McConnor Parkway
          Schaumburg, Illinois  60196
          Attn: General Counsel

                           ARTICLE XIII. Miscellaneous

     13.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts, all information reasonably identified as confidential in writing by any other party hereto, and all information acquired as a result of this Agreement regarding the business and affairs of any other party hereto and its affiliates, and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain, or as required by a court of law.

     13.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     13.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     13.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     13.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     13.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     13.7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign this Agreement without the prior written consent of the other parties.

     13.8. No provision of this Agreement may be amended or modified in any manner except by written agreement properly authorized and executed by all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By: _________________________________

Name: _______________________________

Title: ______________________________

FEDERAL KEMPER LIFE ASSURANCE COMPANY

By: _________________________________

Name: _______________________________

Title: ______________________________

                                   Schedule A

                            Segregated Asset Accounts

Name                                                            Date Established
--------------------------------------------------------------------------------
FKLA Variable Annuity Separate Account                          June ___, 2003

                                   Schedule B

                        Administrative and Other Services

Maintenance of Books and Records

..    Assist as necessary to maintain book entry records on behalf of the
     Investment Company regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Investment Company shares. Maintain single master account with each fund on behalf of each Contract owner. Such account to be in the name of the Insurance Company as record owner of the Fund shares.
..    Maintain general ledgers regarding the Accounts' holdings of Investment
     Company shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other Contract owner service providers.

Communication with the Investment Company

..    Serve as the designee of the Investment Company for receipt of purchase and redemption orders from the Accounts and to transmit such orders, and payment therefor, to the Investment Company.
..    Coordinate with the Investment Company's agents respecting daily valuation of the Investment Company's shares and the Accounts' units.
..    Purchase Orders
     - Determine net amount available for investment in the Investment Company.

     - Deposit receipts at the Investment Company's custodians (generally by wire transfer).
     - Notify the custodians of the estimated amount required to pay dividend or distribution.
..    Redemption Orders
     -    Determine net amount required for redemptions by the Investment
          Company.
     - Notify the custodian and Investment Company of cash required to meet payments.
..    Purchase and redeem shares of the Investment Company on behalf of the
     Accounts at the then current price in accordance with the terms of the Investment Company's then current prospectus.
..    Assist in routing and revising sales and marketing materials to incorporate or reflect the comments made by the Investment Company and/or the Adviser.
..    Assist in enforcing procedures adopted on behalf of the Investment Company to reduce, discourage, or eliminate market timing transactions in its shares in order to reduce or eliminate adverse effects on the Investment Company or its shareholders.

Processing Distributions from the Investment Company

..    Process ordinary dividends and capital gains.
..    Reinvest the Investment Company's distributions.

Reports

..    Periodic information reporting to the Investment Company, including, but not limited to, furnishing registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales and other promotional material, and any other SEC filings with respect to the Accounts invested in the Investment Company, as not otherwise provided for.
..    Periodic information reporting about the Investment Company, including any necessary delivery of the Investment Company's prospectus and annual and semi-annual reports to Contract owners and prospective owners of Contracts, not otherwise provided for by law or in the Contracts and preparation and transmission to Contract owners of periodic statements.

Investment Company-Related Contract Owner Services

..    Provide general information with respect to Investment Company inquiries
     (not including information about performance or related to sales).
..    Provide information regarding performance of the Investment Company and its
     Funds and the subaccounts of the Accounts.
..    Oversee and assist the solicitation, counting and voting or Contract owner voting interests in the Investment Company pursuant to Investment Company-related proxy statements.

Other Administrative Support

..    Provide other administrative and legal compliance support for the
     Investment Company as mutually agreed upon by the Insurance Company and the Investment Company or the Adviser.

..    Relieve the Investment Company of other usual or incidental administrative services provided to individual owners and prospective owners of Contracts.
..    Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Contracts.